================================================================================


                                  EXHIBIT 23.1

                    Consent of Independent Auditors, KPMG LLP

The Board of Directors
Imatron Inc.:

We consent to incorporation by reference in the registration statements (File Nos. 333-11515, 333-6749, 333-3529, 333-647, 333-63123, 333-51963 and 333-87195)
on Form S-3 and (File Nos. 333-15081,  333-9989, 222-61179,  33-71786, 33-66992,
33-66952, 33-40391, 33-28662, 33-26833,  333-94237,  333-94239 and 333-94245) on
Form S-8 of Imatron Inc. of our report dated January 30, 2001, relating to the consolidated balance sheets of Imatron Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2000, and the related schedule, which report appears in the December 31, 2000, annual report on Form 10-K of Imatron Inc.

                                                                       KPMG LLP



San Francisco, California
March 28, 2001

================================================================================
                                      118